Market Growth Indications – Data Center Knowledge

- *Stargate Sets Opening of Chicago Site*
- *WiredTree Plans 60,000 SF Chicago Facility*
- *Allstate Plans 50,000 SF Illinois Data Center*
- *Energy Exchange Consolidates in Chicago*
- *AT&T Opens Centers in Chicago, Shanghai*
- *CenterPoint Plans Chicago Colo Center*
- *Gigenet Preps New 17,000 SF Data Center*
- *Digital Realty to Build Out Space in 10 Cities*
- *InterNap to Expand 11 P-NAP Centers*
- *IDC to Open Chicago Data Center*
- *Hostway Plans New Chicago Data Center*

Market Driver - Legacy

- The first two generations of data center designs are no longer appropriate for current or future needs. Gartner 12/7/07
- The requirements for flexible infrastructures and facilities… will mean that many of the data center sites developed during the past 20 years may be insufficient in the next 10 years. Gartner 8/4/06
- Aperture Research study revealed that 38% of respondents built their data center over 4 years ago. Aperture Research Institute 4/07

Market Driver – Green Initiatives

- By 2011, 25% of new data centers will be "green" data centers where the mechanical, electrical, thermal, and hosted computer systems have all been design for maximum energy efficiency and minimum environmental impact. Gartner 10/10/06
- "Green initiatives will play a significant, long-term role in data center planning and design," Chris Crosby Digital Realty Trust
- Data centers in NY state use an estimated $593 million worth of energy each year. Zero Down Time 1/30/08
- Data centers account for 23% of Global ICT CO^2 emissions. GVA Connect 11/14/07
- Data centers are responsible for between 1.2 and 1.5% of electrical usage in the United States. Data Center Journal 1/30/08

Market Drivers from IDC

- The evolution of hosting beyond marketing and commerce to core business processes,
- The continued pursuit of on-demand computing
- The growth of the home office, small & medium-sized business segments
- The continued growth of Internet-based business models:
  - online auctions, social networking sites, and online music
- The new Internet-based business models—such as online video—will continue to put upward pressure on data center demand in the future
- The increasing penetration of broadband technologies are contributing to growth in the Internet and demand for data centers

Quarterly Orders Added to Backlog



Millions
140
120
100
80
60
40
20
0
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
FY06
FY07
ORDERS added to BACKLOG
Technical Consulting
Construction Management
Facility Management

2006

$36 million

2007

$210 million

Technology Consulting Orders Added to Backlog



Technical Consulting
Thousands
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
FY06
FY07
ORDERS added to BACKLOG

2006 → **2007**

$2.9 million → **$9.7 million**

Construction Orders Added to Backlog



Construction Management
Millions
$125
$105
$85
$65
$45
$25
$5
-$15
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
FY06
FY07
ORDERS added to BACKLOG

2006 → **2007**

$25 million → **$169 million**

Facility Management Orders Added to Backlog



Facility Management
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
FY06
FY07
ORDERS added to BACKLOG

2006 → **2007**

$6.5 million → **$26 million**

Order Volume Vs. Proposal Volume FY2007



$180,000,000
$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
Q1
Q2
Q3
Q4
Orders Added to Backlog By Quarter
Proposal Issued By Quarter

Ending Backlog



170
160
150
140
130
120
110
100
90
80
70
60
50
40
30
20
10
Millions
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
FY06
FY07
FM
CM
TC